SCHEDULE 14C

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement

                                 OLD NIGHT, INC.
 -------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

         [ ]  No fee required.
         [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

                          Common Stock, par value $.001
                  --------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

                          5,500,000 shares of common stock
                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                          $0.0003 (One Third of Par Value pursuant to Section 240.0-11 (c) and (a)(4). Company has accumulated capital deficit.)
                  --------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)   Total fee paid:

                  --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

- ---------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

- ---------------------------------------------------

         3)   Filing Party:

- ---------------------------------------------------

         4)   Date Filed:

- ---------------------------------------------------

                                 OLD NIGHT, INC.

                              INFORMATION STATEMENT
                 SHAREHOLDER MAJORITY ACTION AS OF JULY 5, 2000


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF OLD NIGHT, INC. (THE "COMPANY") WAS TAKEN ON JUNE 30, 2000 BY THE MAJORITY STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320, RESPECTIVELY, OF THE NEVADA REVISED STATUTES. THESE TEN PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE COMPANY NECESSARY FOR THE ADOPTION OF THE ACTION.

1. To approve the amendment of the Articles of Incorporation to change the name of the Company from "Old Night, Inc." to "NxGen Networks, Inc."

2.   To adopt a stock option plan;

3. To approve the Share Exchange Agreement between the Company, International Long Distance Corporation, and certain stockholders of International Long Distance Corporation; and

4. To elect three persons to the Company's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected and qualify.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 30, 2000 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,



/s/ Xenios Xenopoulos
---------------------------------
XENIOS XENOPOULOS, PRESIDENT


Approximate date of mailing: July 5, 2000

                                 OLD NIGHT, INC.

                            Aluminum Tower 5th Floor
                     2 Limassol Avenue, 2003 Nicosia, Cyprus

                     INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of Old Night, Inc., a Nevada corporation (the "Company") is furnishing this INFORMATION STATEMENT to stockholders in connection with a majority action of stockholders (the "Action") of Old Night, Inc. (the
"Company") taken on June 30, 2000, in accordance with sections 78.315 and 78.320, respectively of the Nevada Revised Statutes. These ten persons collectively own in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of the action. The following matters were approved:

o    certain amendments to the Articles of Incorporation of the Company,

o    a stock option plan,

o a share exchange agreement dated as of June 30, 2000 among the Company, International Long Distance Corporation ("ILDC") and the ILDC Stockholders (as defined in the attached share exchange agreement) which provides for, among other things, the issuance by the Company of 4,529,054 shares of its Common Stock in exchange for 4,529,054 or 82.35% of the issued and outstanding shares of common stock of ILDC, and

o    electing three persons to serve on the Company's Board of Directors.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about July 5, 2000. This Information Statement constitutes notice to the Company's stockholders of corporate action by stockholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes. This Information Statement is accompanied by the Company's Annual Report for the fiscal year ended December 31, 1999. The Annual Report includes the Company's most recent Annual Report on Form 10-KSB which has been previously filed with the Securities and Exchange Commission.

The date of this Information Statement is July 5, 2000.

                                                  TABLE OF CONTENTS


                                                                                                               Page

QUESTIONS AND ANSWERS.............................................................................................1

GENERAL INFORMATION...............................................................................................3
         Outstanding Shares and Voting Rights.....................................................................3
         Approval of the Name Change..............................................................................3
         Election of New Directors................................................................................3
         Record Date..............................................................................................3
         Expenses of Information Statement........................................................................3
         Interest of Certain Persons in Matters to Be Acted on....................................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...................................................................4

AMENDMENT TO ARTICLES OF INCORPORATION............................................................................4
         Name Change..............................................................................................4

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT..............................................5
         Background of the Share Exchange.........................................................................5
         Reasons for Approval by the Majority Stockholders and Board of Directors.................................5
         Accounting Treatment of the Share Exchange...............................................................5
         Summary of the Share Exchange Agreement..................................................................6
         Material Terms of the Common Stock of Old Night..........................................................7
         Voting Trust Agreement...................................................................................7
         Summary of Private Placements............................................................................8
         Registration Rights......................................................................................9
         Summary of Pro Forma Financial Statements................................................................9
         Risks Related to the Share Exchange.....................................................................10
         Certain Federal Income Tax Consequences.................................................................11

INFORMATION CONCERNING ILDC......................................................................................12
         History of ILDC.........................................................................................12
         General Description of Business of ILDC.................................................................12
         Industry Overview.......................................................................................12
         Business Strategy.......................................................................................13
         Description of Services - ILDC VoIP System..............................................................13
         Sales and Marketing and Distribution....................................................................14
         Target Markets..........................................................................................14
         ILDC's Network..........................................................................................14
         Customer Relationship Management........................................................................14
         Competition.............................................................................................14
         Proprietary Rights......................................................................................16
         Board of Directors of ILDC..............................................................................16
         Employees...............................................................................................16
         Facilities..............................................................................................17
         Legal Proceedings.......................................................................................17
         Selected Financial Data.................................................................................17
         Management Discussion and Analysis of Financial Condition and Results of Operations.....................18
         Risks Related to ILDC...................................................................................19
         Material Terms of the Common Stock of ILDC..............................................................22
         Forward-looking Statements..............................................................................22

ELECTION OF DIRECTORS............................................................................................22
         Information Concerning Nominees.........................................................................22
         Executive Compensation..................................................................................23
         Board of Directors Report on Executive Compensation.....................................................24
         Stock Options...........................................................................................24
         Familial Relationships..................................................................................24
         Indemnification.........................................................................................24

2000 STOCK OPTION PLAN...........................................................................................25
         General.................................................................................................25
         Administration..........................................................................................25
         Eligibility; Limitations of Options.....................................................................25
         Terms and Conditions of Options.........................................................................26
         Adjustments of Options on Changes in Capitalization.....................................................27
         Amendment and Termination of the Plan...................................................................27
         Federal Income Tax Consequences of Options..............................................................27

INDEPENDENT ACCOUNTANTS..........................................................................................28

WHERE YOU CAN FIND MORE INFORMATION..............................................................................28

INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................28

EXHIBIT A - AMENDMENT TO ARTICLES OF INCORPORATION...............................................................29
         CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF OLD NIGHT, INC.................................30

EXHIBIT B - SHARE EXCHANGE AGREEMENT.............................................................................31

EXHIBIT C - PRO FORMA - OLD NIGHT, INC. CONSOLIDATED BALANCE SHEETS.............................................102

EXHIBIT D - AUDITED FINANCIAL STATEMENTS OF
         INTERNATIONAL LONG DISTANCE CORPORATION................................................................106

EXHIBIT E - NXGEN NETWORKS, INC. 2000 STOCK PLAN................................................................121


                              QUESTIONS AND ANSWERS
                              ---------------------


Q:       What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Ten stockholders holding a majority of the outstanding voting common stock of the Company (the "Majority Stockholders") have already agreed to approve:

o        a change in the name of the Company to "NxGen Networks, Inc.";
o a share exchange agreement dated as of June 30, 2000 between the Company, International Long Distance Corporation ("ILDC") and certain stockholders of ILDC who are signatories to the share exchange agreement ("ILDC Stockholders"), which provides for, among other things, the issuance by the Company of 4,529,054 shares of its Common Stock in exchange for 4,529,054 or 82.35% of the issued and outstanding shares of common stock of ILDC (the "Share Exchange");
o        a stock option plan; and
o        the election of three persons to the Board of Directors of the Company.

Q: Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the share exchange agreement between the Company, ILDC and the ILDC Stockholders dated as of June 30, 2000 (the "Share Exchange Agreement") in which we have agreed to offer to exchange one share of Common Stock of the Company for each share of ILDC exchanged.

         Following the completion of the Share Exchange Agreement, we will use our reasonable best efforts, subject to applicable law, to acquire all remaining shares of ILDC held by ILDC's minority stockholders that are not parties to the Share Exchange Agreement by issuing one share of the Company's common stock for each outstanding share of ILDC common stock held by such minority stockholders. How we will conduct this buyout of minority stockholders (which we refer to as the "Minority Buy-Out") will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Nevada and North Carolina or other applicable law. We cannot assure you that there will be a Minority Buy-Out of any remaining shares after the completion of the Share Exchange Agreement or that it will be successful.

         The purpose of the Share Exchange Agreement is to acquire approximately 82.35% of the issued and outstanding shares of capital stock of ILDC or approximately 80.161% of ILDC shares on a fully diluted basis.The Share Exchange Agreement will permit us to acquire control of, and will facilitate our intended acquisition of the entire equity interest in, ILDC. If we successfully acquire all of the outstanding ILDC shares in the Share Exchange Agreement and any subsequent Minority Buy-Out, ILDC would become a wholly-owned subsidiary of Old Night.

Q:       When Will the Minority Buy-Out Occur?

A: We will attempt to acquire the remaining ILDC shares that are not part of the Share Exchange Agreement within six months after closing the Share Exchange Agreement. We will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of ILDC held by minority stockholders. The timing of a Minority Buy-Out will depend in part on the form of buy-out we select, such as a redemption, merger or other corporate action.

Q: What Percentage of the Equity Interest in Old Night Will ILDC Stockholders Own after the Share Exchange Agreement is Closed and the Minority Buy-Out?

A:       If we were to acquire all of the  outstanding  ILDC shares  through the
         Share Exchange Agreement and the Minority Buy-Out, the former stockholders of ILDC would own approximately 45.34% of the total equity interest in Old Night, based upon the exchange ratio of one for one and the number of shares of Common Stock of Old Night and the number of ILDC shares outstanding on June 30, 2000. This percentage does not take into consideration the shares of the Company's common stock to be issued under certain private placements by the Company which are further discussed in this Information Statement.

Q: Will I recognize gain or loss for U.S. federal income tax purposes in connection with the transaction with ILDC?

A: No. We expect the transaction to qualify as tax-free transaction for United States federal income tax purposes.

Q:       Do I have appraisal rights?

A: No. Under Nevada law, which governs the transaction, stockholders of the Company are not entitled to appraisal rights.

Q:       How Will I Be Affected by the Share Exchange Agreement?

A: You will continue to own the same number of shares of the Company's common stock that you owned immediately prior to the share issuances to ILDC Stockholders. Each share of the Company's common stock you own will, however, represent a smaller ownership percentage of a significantly larger company after the consummation of the Share Exchange.

Q:       Are there any conditions to the transaction with ILDC?

A:       Yes.  There are several conditions, including the following:

o the representations and warranties of the Company, ILDC and the ILDC Stockholders set forth in the Share Exchange Agreement are true at the time of Closing;
o no law, regulation, judgement, injunction, order or decree prohibits the transaction from Closing;
o no event has occurred that has resulted or could reasonably be expected to result in a material adverse change in the anticipated benefits of the transaction to the parties;
o the Company must not have less than $1,500,000 in cash on hand, reduced by advances made to ILDC, at the time of Closing; and
o        resignation of the existing Board of Directors of the Company and the
         appointment of three nominee directors of   ILDC.

Q:       What business is conducted by ILDC?

A: Established in 1998, ILDC is a development stage company which provides Internet Protocol telephony network and application services. The executive offices of ILDC are in Hertford, North Carolina. (See "INFORMATION CONCERNING ILDC")

Q:       Are there risks involved in the transaction with ILDC?

A: Yes. After the transaction is completed, the Company's success will be totally dependent on the success of the business conducted by ILDC. ILDC is a development stage company and has not been profitable since its inception in 1998. There are no assurances that ILDC's business operations will be profitable after the closing of the transaction. (See "SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT - Risks Related to the Share Exchange," and "INFORMATION CONCERNING ILDC. - Risks Related to the Business of ILDC")

Q:       When do you expect to complete the transaction with ILDC?

A: Within approximately a month after the date of this Information Statement. As mentioned previously, there are several conditions to the closing of the transaction.

Q:       Who can I call with questions?

A:       Please call our legal counsel at 604-659-9188.

                               GENERAL INFORMATION
                               -------------------

Outstanding Shares and Voting Rights

At June 30, 2000 (the "Record Date"), the Company had 5,460,400 shares of common stock, par value $0.001 outstanding ("Common Stock"). These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of Common Stock is entitled to one vote. The outstanding shares of Common Stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on any matter submitted to stockholders at a meeting of stockholders, were held by approximately thirty-two
(32) stockholders of record. In connection with the Share Exchange, the Company and the Majority Stockholders have agreed to amend the Articles of Incorporation of the Company to change the name of the Company to NxGen Networks, Inc. The Majority Stockholders have agreed by written consent in lieu of a stockholders meeting to the Share Exchange Agreement, the amendment to the Company's Articles of Incorporation, the adoption of a stock option plan, and election of directors of the Company. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the name change is set forth in Exhibit A to this Information Statement.

Following the name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend noting the change in name or will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

Approval of the Name Change

The proposed change of the Company's name to "NxGen Networks, Inc." is intended to convey more clearly a sense of the Company's business after the acquisition of ILDC. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Majority Stockholders holding a total of 2,934,800 shares of Common Stock (53.74%), have already agreed to this action.

Election of New Directors

The election of new directors is proposed because the former ILDC Stockholders will hold approximately 45.49% of the outstanding common stock of the Company following the closing of the Share Exchange (excluding the shares to be issued under the private placements being conducted by the Company and discussed later in this Information Statement). The Share Exchange Agreement with ILDC requires that new directors, approved by the former ILDC Stockholders, be appointed and elected to the Board of Directors of the Company. The Bylaws of the Company give the Board of Directors the authority to determine the number of directors from one to nine members, to increase or decrease the number of directors and to fill vacancies or eliminate vacancies by resolution of the Board of Directors. The Board of Directors has set the current number of directors at three. The directors must receive a plurality of the votes cast for director. The Articles of Incorporation of the Company do not allow for cumulative voting. The Majority Stockholders holding a total of 2,934,800 shares of Common Stock or 53.75% of the outstanding shares of Common Stock have voted to elect the following persons: Anthony Overman, Mark Sampson, and Don Spears. These three persons will be the only directors of the Company following the closing of the Share Exchange.

Record Date

The close of business on June 30, 2000, has been fixed as the record date for the determination of stockholders entitled to receive this Stockholders' Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

The Company in total has loaned ILDC $2,149,000 in exchange for ILDC delivering promissory notes evidencing each of the eight bridge loans (May 2, 3, 5, 9, 10, 15, and June 19 and 27) made by the Company to ILDC. The principal amount of each note is due August 15, 2000 and will accrue interest at the rate of 8% per annum. The Company obtained these funds from subscribers to the Private Placements being conducted by the Company. Each subscriber approved and acknowledged in writing that the funds advanced would be used by the Company to provide a bridge loan to ILDC, the terms of this loan, and the risks involved. ILDC intends to use the funds advanced for equipment acquisition and working capital purposes.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 -----------------------------------------------

The following table sets forth information concerning the ownership of Common Stock immediately before and after consummation of the ILDC transaction, with respect to stockholders who were known to the Company to be beneficial owners of more than 5% of the Common Stock as of June 30, 2000, and officers and directors of the Company individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

----------------------------------------- ------------------------------------ -------------------------------------

                                          Shares Beneficially Owned(1)         Percent of Voting Stock(1)
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Name and Address of Beneficial Owner      Before Share       After Share       Before Share       After Share
                                          Exchange           Exchange          Exchange           Exchange
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Xenios Xenopoulous(2)                               99,000             99,000              1.8%              0.99%
Aluminum Tower 5th Floor
2 Limassol Avenue, 2003 Nicosia, Cyprus
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Anthony Overman(3)(4)(5)                                 0          3,128,513                0%             31.32%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Don Spears(3)(4)(6)                                      0            605,000                0%              6.046%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Mark Sampson(3)(4)                                       0                  0                0%                 0%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Directors and Officers as a Group                   99,000          3,832,513              .02%             38.37%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

1.       The above table does not  include any shares of Common  Stock which are or become  issuable  on the  close of the  Company's  proposed  private  placements or exercise of stock options which may be issued.
2.       Mr. Xenopoulos holds his shares in the Company in the name of Deremie Enterprises Limited, a Cyprus incorporated company.  Mr. Xenopolous is the sole director, officer and stockholders of Deremie Enterprises Limited.
3.       Is expected to be an Officer, Director or 5% shareholder of the Company after the Share Exchange
4.       The address for this party is: P.O. Box 218 Hertford, North Carolina, 27944.
5.       Following the Share Exchange, Mr. Overman will be the beneficial owner of 1,516,083 shares of the Company to be held in the Anthony C. Overman Revocable Trust.  Mr. Overman will also maintain voting control over an additional
         1,612,430 shares of the Company pursuant to a voting trust agreement dated January 15, 2000 between himself and certain stockholders of ILDC.  Under the terms of this agreement, the terms of the voting trust continue to apply for a period of 10 years.
6.       Mr. Spears will beneficially own 250,000 shares of the Company following the Share Exchange.  An additional
         200,000 shares of the Company will be owned by Mr. Spears wife, Gerry N. Spears.  Mr. Spears will also maintain voting control over an additional 100,000 shares of the Company to be held by the Molly Spears Irrevocable Trust and 55,000 shares to be held by Lantag Communications.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                     --------------------------------------
Name Change.

The proposed amendment to the Company's Articles of Incorporation would change the name of the Company to "NxGen Networks, Inc." On filing of the Amendment to the Articles with the Nevada Secretary of State, the name change will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the name change will be deemed automatically without any action on the part of the stockholders to represent the same number of shares of Common Stock after the name change. Majority Stockholders holding a total of 2,934,800 shares of Common Stock (53.74%), have already agreed to this action.

The complete text of the Amendments to the Articles of Incorporation is set forth in Exhibit A to this Information Statement.


      SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT

The Board of Directors of the Company has unanimously approved the Share Exchange Agreement ("Share Exchange Agreement") dated as of June 30, 2000, among the Company, International Long Distance Corporation (ILDC"), and certain stockholders of ILDC which provides for or requires completion of the following series of transactions as conditions to consummation of the Share Exchange:

o        the Company change its name to NxGen Networks, Inc.;
o the issuance of 4,529,054 shares of Common Stock of the Company to the stockholders of ILDC who have signed the Share Exchange Agreement;
o        the resignation of the current directors and officers of the Company;
         and
o        the appointment of three new directors of the Company.

A majority of the Company's stockholders have agreed by way of a majority action of stockholders to approve the above transactions as well as to adopt a stock option plan.

Background of the Share Exchange

The Company was formed originally on November 26, 1980, to engage in investment and business development operations related to mineral research and exploration. The Company's attempts to enter this field were not successful and all attempts to engage in business ended before January of 1994, and the Company became dormant. Since that date the Company has had no operating assets or ongoing business and has been engaged in searching for an appropriate business opportunity. During 1999 and 2000, management of the Company reviewed various business plans and chose to pursue the acquisition of ILDC due to its growth opportunity.

In the spring of 2000, management of ILDC was seeking additional equity funding in order to fully implement its business and marketing plan for the expansion of its business. On May 18, 2000, the Company, and ILDC signed an agreement and plan of merger and reorganization ("Reorganization Agreement"). The parties subsequently terminated the Reorganization Agreement and decided to conduct a two step transaction instead for timing purposes. The first step of the proposed two step transaction consists of the acquisition of over 80% of the issued and outstanding shares of capital stock of ILDC through the Share Exchange Agreement. The second step consists of acquiring the remaining outstanding shares of ILDC through a merger, redemption or other transaction. The definitive Share Exchange Agreement was entered into by the parties as of June 30, 2000 and is attached as Exhibit "B".


Reasons for Approval by the Majority Stockholders and Board of Directors

The Board of Directors has given careful consideration to the Share Exchange, the existing business operations of ILDC, the future business potential and plans of ILDC, the current book value of the Company, the interest of stockholders of the Company, and the risks of the Share Exchange to the existing stockholders. Based on the foregoing considerations, the Board of Directors together with the Majority Stockholders believe that the transactions contemplated by the Share Exchange Agreement, including the name change, and the adoption of a stock option plan, are fair and in the best interests of the Company.

The Majority Stockholders believe that the Company will benefit from the Share Exchange, with an immediate impact being the significant new operations and revenues, assets, and stockholders' equity, as well as giving the Company the ability to expand the operations of ILDC based on funding through the Company's private placements.

Accounting Treatment of the Share Exchange

The Company will account for the acquisition of the shares of ILDC under the purchase method of accounting for purposes of United States generally accepted accounting principles.

Summary of the Share Exchange Agreement

The following contains, among other things, a summary of the material features of the Share Exchange Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Share Exchange Agreement, a copy of which is attached hereto as Exhibit B.

General Terms. The Company, ILDC and the ILDC Stockholders have entered into a Share Exchange Agreement which provides that subject to the meeting of certain conditions, the Company will issue one share of its common stock for each share of ILDC common stock held by the ILDC Stockholders that are parties to the Share Exchange Agreement. In the Share Exchange, the Company will issue 4,529,054 shares of Common Stock in exchange for 4,529,054 or 82.35%, of the outstanding capital stock of ILDC.

Before or after the closing of the Share Exchange Agreement, the Company intends to complete two private placement transactions (the "Private Placements"). Up to 1,600,000 shares of common stock of the Company will be issued if these offerings are fully sold (not including the issuance of any warrants in the Private Placements).

On completion of the Share Exchange and the Private Placements, the ownership of the Common Stock by (i) the ILDC Stockholders, as a group, (ii) the current Old Night stockholders, as a group, and (iii) the investors in the Private Placements as a group, is estimated to be as follows:

    ---------------------------------------------- ----------------------------- -----------------

    Groups of Stockholders                         Common Stock                  % Owned
    ---------------------------------------------- ----------------------------- -----------------

    ILDC Stockholders                                                4,529,054               39%
    ---------------------------------------------- ----------------------------- -----------------

    Old Night Stockholders                                            5,460,400              47%
    ---------------------------------------------- ----------------------------- -----------------

    Private Placement Stockholders                                    1,600,000              14%
    ---------------------------------------------- ----------------------------- -----------------

    TOTAL OF ALL Stockholders                                       11,589,454              100%
    ---------------------------------------------- ----------------------------- -----------------

o  Assuming placement of all 1,200,000 Units and 400,000 shares of Common Stock of the Company.
o  The above table does not  include  any shares of Common  Stock  which are or become issuable on the exercise of stock options or warrants.  Currently  there are no stock options issued and outstanding.

Closing. Closing is scheduled to take place at such time as agreed by the parties but in any event may not occur earlier than 20 days following notice to stockholders under this Information Statement as prescribed by Section 14C of the Securities Exchange Act of 1934 ("Closing").

Conditions for Closing. The respective obligations of the Company, ILDC and the ILDC Stockholders to consummate the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated by the Share Exchange Agreement; (ii) no event shall have occurred that has resulted or could reasonably be expected to result in a material adverse change to the anticipated benefits of the transactions contemplated by the Share Exchange Agreement to the Company, ILDC or the ILDC Stockholders; and (iii) ILDC Stockholders owning not less than 80% of the issued and outstanding share capital of ILDC will have executed the Share Exchange Agreement.

In addition, the obligation of ILDC and the ILDC Stockholders to consummate the Closing is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) the Company shall have performed in all material respects all of its obligations under the Share Exchange Agreement required to be performed by it on or prior to the Closing Date; (ii) the representations and warranties of the Company contained in the Share Exchange Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and ILDC shall have received a certificate signed by the President of the Company to the foregoing effect;
(iii) ILDC shall have received a legal opinion as to certain matters including the tax consequences of the Share Exchange; and (iv) ILDC shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into the Share Exchange Agreement, all in form and substance reasonably satisfactory to ILDC.

In addition, the obligation of the Company to consummate the transactions contemplated by the Share Exchange Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) ILDC and the ILDC Stockholders shall have performed in all material respects all of their obligations under the Share Exchange Agreement required to be performed by them on or prior to the Closing Date, the representations and warranties of ILDC and the ILDC Stockholders contained therein shall be true and correct at and as of the Closing Date, as if made at and as of such date, except for such breaches as would not have a Material Adverse Effect (as defined in the Share Exchange Agreement) and the Company shall have received a certificate signed by the President of ILDC and a representative of each ILDC Stockholder to the foregoing effect; (ii) unless the ILDC Stockholders shall have waived the condition set forth in clause (i) of the previous paragraph, the Share Exchange Agreement and Name Change shall have been approved by the shareholders of the Company, and the Company shall have filed the Articles of Amendment in Nevada; (iii) the Company shall have received a legal opinion as to certain matters; (iv) each ILDC Stockholder shall have completed a securities law representation letter; (v) the Company shall have received all documents it may reasonably request relating to the existence of ILDC and each of its subsidiaries, and the authority of ILDC and each ILDC Stockholder to enter into the Share Exchange Agreement, all in form and substance reasonably satisfactory to the Company; and (vi) all licenses, permits, consents, approvals and authorizations of third parties and governmental bodies and agencies shall have been obtained that are necessary to complete the Share Exchange Agreement and the transactions contemplated thereunder.

Termination; Waivers. The Share Exchange may be terminated at any time prior to the Closing by:

o        mutual consent of the parties, or
o by ILDC or the Company if the other party is in material breach of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement, or
o by either party if the conditions to the obligations of such party to consummate the Share Exchange have not been satisfied, or waived by August 31, 2000.

Each party may, by a written instrument, waive or extend the time for Closing or performance of any of the obligations of the other party pursuant to the Share Exchange.

Regulatory Approvals. No approvals by any governmental authority are required in order to complete the Share Exchange.

Material Terms of the Common Stock of Old Night

The authorized common stock of the Company consists of 100,000,000 shares of $0.001 par value stock. As of June 30, 2000, there were 5,460,400 shares issued and outstanding. At the closing of the Share Exchange, 4,529,054 shares will be issued in exchange for the 4,529,054 shares of ILDC held by the ILDC Stockholders who signed the Share Exchange Agreement. On completion of the Share Exchange and the Private Placements (assuming 1,200,000 shares and 400,000 shares of Common Stock of the Company are sold in the Private Placements respectively), 11,589,454 shares of Common Stock will be outstanding.

The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to stockholders. Shares of Common Stock do not have cumulative voting rights for the election of directors. The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of the Company legally available for the payment of dividends. The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of the Company and have no rights to convert their Common Stock into any other securities.

On any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

The foregoing summary of the material terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of the Company, as amended by the Amendment to the Articles attached hereto as Exhibit A.

Voting Trust Agreement


1,630,000 of the shares of ILDC common stock are deposited in a voting trust, a legal device that transfers the voting power of the shares to a trustee or group of trustees. The "Trustee" of the ILDC voting trust is Anthony Overman. As Trustee, Antony Overman, has the exclusive ability to vote shares of ILDC common stock subject to the voting trust. The voting trust is for a ten year period and will last until January 2011, unless the Trustee decides to terminate it earlier. The Trustee cannot be removed by the stockholders subject to the voting trust. If Anthony Overman ceases to be a trustee for any reason, then the stockholders subject to the voting trust may select his replacement.

If a stockholder subject to the voting trust acquires additional shares in ILDC, those shares automatically become subject to the voting trust. Any shares of another corporation issued to ILDC stockholders subject to the voting trust, whether in connection with a merger, consolidation, sale of substantially all of ILDC's assets or otherwise, automatically are subject to the voting trust including the shares of the Company issued in connection with the Share Exchange Agreement. Only transfers with the written consent of the Trustee may be released from the voting trust. A copy of the voting trust agreement is attached as Schedule 4.2 to the Share Exchange Agreement which is Exhibit "B" to this Information Statement.

Summary of Private Placements

Terms of Private Placements. The Company is conducting two private placements (the "Private Placements") which it believes will close on or shortly after the closing of the Share Exchange Agreement. The first Private Placement is a unit offering of 1,200,000 units at a purchase price of $5.00 per unit. Each unit consists of one share and one share purchase warrant ("Warrant"). Each whole Warrant is exerciseable for one additional share of Common Stock of the Company for $5.00 per share for three years from the date of purchase. If all 1,200,000 Units are sold, there will be aggregate proceeds of $6,000,000, and maximum net proceeds to the Company of $5,495,000 after payment of expenses and commissions. There is no minimum sale requirement under this offering.

The second private placement consists of 400,000 shares at a purchase price of $5.00 per share. If 400,000 are sold, there will be aggregate proceeds of $2,000,000, and maximum net proceeds to the Company of $1,835,000 after payment of expenses and commissions. Again, there is no minimum sale requirement under this offering.

In connection with each Private Placement the Company has agreed to provide a commission of 8% to selling broker/dealers. Each broker/dealer may elect to receive up to 50% of its sales commission in the form of shares of the Company priced at $5.00 per share.

The Private Placements will be made only to Accredited Investors as defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). The Company has a number of subscription agreements and $2,515,000 in funds in connection with the Private Placements. No assurances can be given that the Company will be successful in completing the Private Placements or, if completed, it will be completed on the terms described above.

Use of Proceeds. There is no minimum of Units or shares which must be sold. The Share Exchange is not contingent on closing either of the Private Placements.

The net proceeds available to the Company from the first private placement, assuming expenses of $ 25,000 and minus commission fees of $ 480,000 will be $ 5,495,000 if all 1,200,000 Units are sold. The estimated use of these proceeds will be as follows:

                                                                AMOUNT                      PERCENTAGE
    ------------------------------------------------ ------------------------------ ---------------------------
    Switches & Equipment Capital Expenditures by                        1,195,000                      21.75%
    ILDC
    ------------------------------------------------ ------------------------------ ---------------------------
    Working Capital of the Company and ILDC                             2,200,000                      40.04%
    ------------------------------------------------ ------------------------------ ---------------------------
    Repayment of Existing Debt of ILDC                                  2,100,000                      38.22%
    ------------------------------------------------ ------------------------------ ---------------------------
                                           TOTAL:                     $ 5,495,000                     100.00%
    ------------------------------------------------ ------------------------------ ---------------------------

If the first and second Private Placements are completed, the net proceeds available to the Company, minus expenses of $ 30,000 and minus commission fees of $ 640,000, will be $ 7,330,000. The estimated use of these proceeds will be as follows:

                                                                AMOUNT                      PERCENTAGE
    ------------------------------------------------ ------------------------------ ---------------------------
    Switches & Equipment Capital Expenditures by                        1,195,000                      16.30%
    ILDC
    ------------------------------------------------ ------------------------------ ---------------------------
    Working Capital of the Company and ILDC                             2,170,000                      29.60%
    ------------------------------------------------ ------------------------------ ---------------------------
    Repayment of Existing Debt of ILDC                                  3,965,000                      54.10%
    ------------------------------------------------ ------------------------------ ---------------------------
                                           TOTAL:                     $ 7,330,000                     100.00%
    ------------------------------------------------ ------------------------------ ---------------------------

Although the Company intends to utilize the proceeds of the Private Placements as disclosed above, the Company's Board of Directors will have complete discretion as to the final use of proceeds and the appropriateness of:

o    key-man life insurance,
o    obtaining officer and director liability insurance,
o    employment contracts with executive officers,
o    indemnification  contracts,  and
o    incentive plans to award executive officers and key employees.

No assurances can be given that the decisions will lead to agreements that are on terms advantageous to the Company. Pending the above uses, the Company intends to invest the net proceeds from the Private Placements in short-term, interest bearing, investment grade securities.

Restrictions on Resale. All shares and warrants issued in connection with the Private Placements are considered restricted securities and cannot be sold to the public for a period of one year from the date of purchase or until the securities are qualified under a registration statement registering the resale of the securities.

Registration Rights

The Company has verbally agreed to register for resale with the Securities and Exchange Commission the following shares of Common Stock issued in connection with the Share Exchange and the Private Placements, but no definitive agreements have been entered into in this regard.:

o    shares to be issued in connection with the two Private Placements;
o shares issuable on exercise of certain warrants of the Company to be granted to investors in connection with the two Private Placements; and
o shares issued to the stockholders of ILDC in connection with the Closing of the Share Exchange.

Summary of Pro Forma Financial Statements

The following unaudited pro forma financial information for the Company is based on the historical financial statements of the Company (which appear in the Annual Report to Stockholders which accompanies this Information Statement) and of ILDC (which are attached to this Information Statement as Exhibit D) and has been prepared on a pro forma basis to give effect to the Share Exchange under the purchase method of accounting, as if the transaction had occurred at December 31, 1999, for each operating period presented. The pro forma information was prepared based on certain assumptions described below and may not be indicative of results that actually would have occurred had the Share Exchange occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual financial statements and notes thereto of ILDC appearing at Exhibit D in this Information Statement.

The unaudited pro forma consolidated balance sheet as of December 31, 1999, presents the financial position of the Company as if the Share Exchange had occurred on that date and was prepared utilizing the audited balance sheets as of December 31, 1999, of the Company and the unaudited balance sheets of ILDC. The pro forma consolidated statements of operations data presented assumes the Share Exchange occurred at the beginning of the periods presented. It should not be assumed that the Company and ILDC would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein, and other financial information pertaining to the Company and ILDC, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each of the Company and ILDC. Pro forma financial information is set forth in greater detail in the Pro Forma Financial Statements beginning on Exhibit C of this Information Statement.

                                          For the Period Ended
PRO FORMA INCOME STATEMENT:                December 31, 1999
                                           -----------------
Revenues                                     $    173,464
Cost of Revenues                             $  2,978,403
Gross Profit (Operating Loss)               ($  2,803,909)
Other Income and Expenses                   ($  4,922,790)
Net Income (Loss)                           ($  7,726,699)
Net Income (Loss) Per Share                 ($       0.70)

                                               As of
PRO FORMA BALANCE SHEET:                   December 31, 1999
                                           -----------------
Total Assets                                 $  3,331,243
Total Current Liabilities                    $  4,737,968
Deficit Accumulated During Dev. Stage        $  7,726,699
Stockholders' Equity (Deficit)              ($  1,662,215)

Risks Related to the Share Exchange

You Will Suffer Immediate and Substantial Dilution of Your Percentage Equity and Voting Interest. We will issue 4,529,054 shares of common stock to the stockholders of ILDC in the Share Exchange. The 4,529,054 shares represent approximately 45.34% of the number of shares of common stock outstanding as of June 30, 2000 (excluding the securities to be issued under the private placements being conducted by the Company). Accordingly, the Share Exchange will have the effect of substantially reducing the percentage equity and voting interest held by each of our stockholders.

The ILDC Stockholders May Be Able to Significantly Influence Us Following the Share Issuance. On Closing the Share Exchange the ILDC Stockholders will control approximately 45.34% of the issued and outstanding shares of the capital stock of the Company. Anthony Overman, either directly or as voting trustee, will control approximately 31.32% of the Company's common stock following the closing of the Share Exchange. (These percentages do not take into consideration the securities to be issued under the private placements being conducted by the Company as discussed in this Information Statement.) This concentration of ownership of the Company's common stock and existence of a voting trust may make it difficult for other stockholders of the Company to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of the Company without the consent of the ILDC Stockholders or Anthony Overman.

The Company and ILDC May Be Unable to Obtain Required Additional Capital. As indicated in the risk factors relating to ILDC below, following the Share Exchange, the Company will need to raise up to $8 million in a combination of debt and equity securities to have sufficient working capital to run and grow the business through December 31, 2000. Should the Company be unsuccessful in its efforts to raise additional capital, it will be required to curtail its plans or it may be required to cut back or stop operations. There can be no assurance that the Company will raise additional capital or generate cash from operations sufficient to meet its obligations and planned requirements.


We May Not Be Able to Successfully Integrate ILDC into Our Operations. The integration of ILDC into our operations involves a number of risks, including:

o  difficulty  integrating  ILDC's  operations  and  personnel;
o  diversion  of management attention;
o  potential disruption of ongoing business;
o  inability to retain  key  personnel;  and
o  impairment  of  relationships  with  employees, customers or vendors.

Failure to overcome these risks or any other problems encountered in connection with the Share Exchange or other similar transactions could reduce the value of the Share Exchange to us and could reduce the value of the Company's Common Stock.

We May Lose Rights under Contracts with Customers and Other Third Parties as a Result of the Share Exchange. ILDC has numerous contracts with suppliers, customers, licensors, licensees and other business partners. The Share Exchange may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If we cannot do so, we may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts have short terms or can be terminated following a short notice period. Loss of these contracts would reduce our revenues and may, in the case of some contracts, affect rights that are important to the operation of our business.

Uncertainty as to Proper Stock Issuances of ILDC. ILDC previously entered into joint venture and profit sharing agreements with various investors. These investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. Each investor received one share of ILDC's common stock for every $5.00 invested through joint venture or profit sharing agreements. ILDC issued approximately 1,249,350 shares of stock on April 30, 2000 in connection with this conversion. Due to potential violations of federal and state securities laws requiring registration of securities in certain circumstances, as a result of these conversions ILDC may offer rescission rights to all such investors and re-offer shares of ILDC under a separate offering to these investors. To the extent any investors exercise their rescission rights and elect not to continue their investment in ILDC, ILDC will be required to return subscription funds to such investors with interest. $6,065,584 represents the amounts invested in ILDC through the joint venture and profit sharing agreements and therefore represents the potential rescission obligations of ILDC to the joint venture investors (exclusive of interest). There can be no assurances that the Company or ILDC will have sufficient capital to pay amounts owed to joint venture investors who elect to exercise rescission rights. In addition, any funds used by ILDC or the Company to satisfy rescission claims would not be available to further the business plans of ILDC and the Company . This discussion is not an assertion by the Company or an admission by ILDC that ILDC did not comply with the registration or disclosure requirements of applicable federal and state securities laws. See also "INFORMATION CONCERNING ILDC - Risks Related to ILDC"

Certain Federal Income Tax Consequences

The following discussion is limited to the material federal income tax consequences of the proposed Share Exchange and does not discuss state, local, or foreign tax consequences or all of the tax consequences that might be relevant to an individual shareholder of the Company

For financial accounting purposes, this Transaction will be accounted for as a purchase of ILDC by the Company. The Company intends the Share Exchange to be a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and ILDC Stockholders and ILDC Board of Directors are receiving a legal opinion to that effect. However, an opinion of counsel is not binding on the Internal Revenue Service or the courts. The federal income tax law is uncertain as to many of the tax issues relevant to "tax-free" transactions, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. Accordingly, there can be no assurances that the Share Exchange will be treated as a tax-free reorganization or that the Share Exchange will not be challenged by the Internal Revenue Service and that such challenge will not be sustained by the courts. The only parties to the Share Exchange, however, which would suffer any adverse tax consequences would be ILDC Stockholders.

You Are Urged to Consult Your Own Tax Advisor as to Specific Tax Consequences to You by the Share Exchange Including Tax Return Reporting Requirements and the Applicability and Effect of Federal, State, Local, Foreign, and Other Applicable Tax Laws.

                           INFORMATION CONCERNING ILDC
                           ---------------------------
History of ILDC

ILDC was incorporated in North Carolina in 1998 under the name International Long Distance Corporation. The business focus of ILDC since its inception has been Internet Protocol Telephony network and application services. ILDC is a development stage company with offices in Hertford, North Carolina and Atlanta, Georgia.

General Description of Business of ILDC

ILDC  provides  third  generation  telecommunications  services  using  Internet
Protocol and a high speed data network that creates a suite of advanced networking solutions, including Voice over Internet Protocols (VOIP) and Virtual Private Networks (VPN). ILDC is rapidly deploying both network and corporate infrastructure. IP telephony is the real time transmission of voice communications in the form of digitized "packets" of information over the public Internet or a private network, similar to the way in which e-mail and other data is transmitted. By outsourcing international communications services to ILDC, customers are able to lower costs, generate new revenue and extend their business into Internet-based services quickly while maintaining service quality comparable to that of traditional voice networks. These customers include traditional, local, international and wholesale long distance companies and competitive local exchange carriers, as well as new telecommunications service providers.

ILDC currently holds an FCC License 214 issued by the Federal Communications Commission , which effectively categorizes ILDC as an interexchange carrier for telecommunication services (an ("IXC"). IXC's include the largest communications companies, such as MCI WorldCom and Sprint. ILDC is licensed to carry both domestic and international traffic on its network. ILDC believes that it is in compliance with all regulatory and governmental authorities as they relate to the operation of the network.

Industry Overview

Convergence of Global Telecommunications and Data Services. Over the past decade the telecommunications industry has grown at a rapid rate in all market segments. Factors contributing to this growth include domestic and international deregulation, technological development, lower cost network deployment and the globalization of business. Wholesale telecommunications service revenue was approximately $37 billion in 1998. According to Phillips Group-Info Tech, an industry research firm, this market is projected to grow to approximately $100 billion by 2003.

The volume on data networks has grown at an even faster rate. This growth has been driven by several factors, including technological innovation, high penetration of personal computers and, in particular, by the rapid expansion of the Internet as a global medium for communications, information and commerce. International Data Corporation, a market research firm, estimates that the number of Internet users worldwide will grow from approximately 142 million in 1998 to approximately 399 million in 2002. This increase in data traffic has necessitated additional data network capacity and quality.


ILDC anticipates that such transformations will spur the creation of new applications such as email, Internet usage, unified messaging, Web hosting, broadband broadcasts, e-commerce and IP Telephony. This will drive the need for application service providers to offer applications to business and customers who cannot afford to own the necessary applications themselves.

Network Infrastructure. The basic technology of traditional telecommunications is designed for slow mechanical switches. Communications over the traditional telephone network are routed through circuits which must dedicate resources to each call until the call ends, regardless of whether anyone is actually talking on the circuit. This circuit-switching technology incurs a significant cost per call and does not efficiently support the integration of voice with data services.

Data networks, however, were designed for electronic switching. They break the data stream into small, individually addressed packages of data which are routed independently of each other from the origin to the destination. Therefore, they do not require a fixed amount of bandwidth to be reserved between the origin and destination of each call. This allows multiple voice or voice and data calls to be pooled, resulting in these networks being able to carry more calls with an equal amount of bandwidth.

The Emergence of IP Telephony. According to Frost & Sullivan, a consulting and research firm, Voice over Internet Protocol (VoIP) technology or IP Telephony is anticipated to be the most significant development in the telecommunications industry since wireless technology. Industry revenues are anticipated to grow from under $2 billion in 1999 to over $10 billion by 2005. IP Telephony consists of both traditional and enhanced voice and fax services, including the addition of interactive voice capability to web sites, among others. IP Telephony serves both the extensive market of existing phone users and the expanding market of computer users.

IP Telephony based on Internet protocols emerged in 1995, with the invention of a personal computer program that allowed the transport of voice communications over the Internet via a microphone connected to a personal computer. Initial sound quality was poor and the service required that both parties to the conversation use personal computers instead of telephones. In 1996, the advent of the gateway for the first time offered anyone with access to a telephone the ability to complete calls on the Internet. A gateway facilitates Internet transport of telephone services traditionally carried over the traditional telephone network.

Advantages of IP Telephony. IP Telephony is expected to make network long distance telephone calls transported over the Internet less expensive than similar calls carried over the traditional telephone network primarily because the cost of using the Internet is not determined by the distance those calls need to travel. Also, routing calls over the Internet is more cost-effective than routing calls over the traditional telephone network because the technology that enables Internet telephony is more efficient than traditional telephone network technology. The greater efficiency of data networks creates cost savings that can be passed on to the consumer in the form of lower long distance rates.


Business Strategy

ILDC's objective is to become a leader in the quickly evolving area of "Next Generation of Networks". The Next Generation of Networks is defined loosely as a group of enhanced services that are deliverable to users via an "access network".

ILDC has developed a state of the art VoIP and an international data network thought by ILDC and the Company to be unique in the industry. Through integration of existing, leading edge technologies and ILDC's proprietary application software, ILDC is able to offer advanced telecommunication services (both voice and data) to potential carriers and service providers including; CLEC's; ILEC's; ASP's; and ISP's. ILDC developed and tested its network platform over the last two and one half years. With ILDC's network, end-users will be connected via copper, coaxial, fiber and wireless platforms (unlike Net2Phone, whose capabilities are mainly from PC's over the Internet). End-users will enjoy carrier grade quality of service (QOS) and, effectively, not be aware that they are communicating over Internet protocol rather than voice grade circuit switching.

ILDC anticipates rapidly deploying its network and targeting providers and other margin-sensitive concerns worldwide to attract traffic to its system.

Description of Services - ILDC VoIP System

ILDC has developed a system for bundling voice and data virtually eliminating latency that bypasses traditional circuit switching.

The network architecture employed leverages the existing public network, integrates new technologies and adds software control features that enables services to be layered on public or private Internet Protocol (IP) networks. ILDC's state of the art media gateways and software applications have reduced the space necessary for such equipment to one seven foot tall rack which can be easily co-located with other communications providers. This major gateway hub, of which 12 will be deployed initially, has a capacity equal to existing switch architecture requiring 2400-3600 square feet of space, allowing ILDC to co-locate cost effectively with many partners. Once built, each ILDC gateway
will   support  up  to  14,784  T-1  lines  (each   handling   354,816   lines),
simultaneously.

ILDC's IP based applications will run over an ATM backbone. The quality of service (QOS) guarantees will be provided as part of each customer's service level agreement (SLA).

The network will provide IP Centrex Services, enhanced data services (the capability to provide dynamic bandwidth (capacity) on demand) for data, video imaging and VPN's with encryption. ILDC will provide compressed voice transport for long distance and wholesale transport for competitive local exchange carriers and long distance carriers. This network architecture will offer client concentration and switch bypass for Internet service providers, provide remote access services and many other new capabilities, including the ability to dynamically allocate bandwidth. The VPN's that ILDC will service has the ability to offer secure, encrypted data transport from the point of creation, as opposed to from a company's ISP. This represents a new service that will be extremely desirable for large corporations.


ILDC's proprietary billing system will provide usage sensitive billing, as well as bulk billing for any or all services offered. All of the billing will be presented on a single bill.

This Third Generation network architecture, once the proprietary software and applications are deployed, will represent a major breakthrough in the fledgling VoIP industry.

Sales and Marketing and Distribution

ILDC's initial marketing plan calls for entering the market for pre-paid providers including ISP's, ASP's and CLEC's. ILDC anticipates these targets will understand and embrace the system very quickly, providing an immense "virtual" sales and distribution network. Most provider sectors are potential customers, not competition. Targeting these providers for VoIP and VPN's, ILDC anticipates being in a position to place a tremendous amount of traffic on the network immediately. Additionally, partnering with these margin-sensitive entities, should allow ILDC to take advantage of their marketing and distribution efforts and utilize their infrastructure. Marketing/Sales personnel are currently being added and will be stationed in strategic areas based upon the network deployment plan.

ILDC anticipates that, initially, the bulk of traffic will be voice. However, as the capabilities of the system and the many layered services become known, ILDC anticipates that there will be a major conversion to data.

Target Markets

Based on factors such as political climate, bureaucracy, language, customs, monetary units, bandwidth availability, service offerings, economic climate and countries contributing to United States immigration, ILDC has identified the following primary markets for its products: Europe; India; Pakistan; Philippines; Japan; the Middle East; Mexico; and China. Negotiations are in the final stages to draw traffic from the foregoing list of markets.

ILDC's Network

ILDC has deployed three of the first twelve gateways. The plan is to deploy the gateways in stages so that any stage once complete and operational can begin to run traffic (and produce revenue) immediately while the expansion stages are undertaken. The first stage of deployment included switches strategically located in New York, Miami and Los Angeles. This stage had been completed ahead of schedule. Final configuration and testing is underway and the first stage is anticipated to be operational by the end of the third week in August.

Before stage one is operational, stage two will begin, with switches being deployed in London, Frankfurt and Amsterdam, to provide service to Europe. This stage will also include Dubai, UAE. ILDC is currently negotiating the first free VOIP license in the United Arab Emirate and is working with the Royal Family to provide service for an "Internet City" there.

Stage three currently calls for switches in Dallas, Toronto and Denver, as well as Singapore and Hong Kong. This final deployment will represent the major portion of the network backbone and will allow the back hauling of traffic from, substantially, anywhere in the world.

The system is expected to be fully in place and operational during the third quarter of 2000. The anticipated system deployment cost is approximately $9.3 million dollars which will be financed using proceeds from the Private Placements, operational revenues and vendor and other third party financing.

Customer Relationship Management

Competition

The long distance telephony market and the Internet telephony market are highly competitive. There are several large and numerous small competitors. The principal competitive factors in the Internet Telephony market include price, quality of service, breadth of geographic presence, customer service, reliability, network size and capacity and the availability of enhanced communications services.


Internet Protocol and Internet Telephony Service Providers. During the past several years, a number of companies have introduced services that make Internet telephony or voice services over the Internet available to businesses and consumers. In addition to ILDC, AT&T Jens (a Japanese affiliate of AT&T), deltathree.com (a subsidiary of RSL Communications), I-Link, iBasis, Inc. (formerly known as VIP Calling), ICG Communications, IPVoice.com, ITXC Corp. Net2Phone, Inc., and OzEmail (which was acquired by MCI WorldCom), provide a range of voice over the Internet services. These companies offer PC-to-phone or phone-to-phone services that are similar to what ILDC offers.

Telecommunications Companies and Long Distance Providers. A number of telecommunications companies, including AT&T, Deutsche Telekom, Level Three, MCI WorldCom and Qwest Communications, currently maintain, or plan to maintain, data networks to route the voice traffic of other telecommunications companies. These companies, which tend to be large entities with substantial resources, generally have large budgets available for research and development, and therefore may further enhance the quality and acceptance of the transmission of voice over the Internet.

Software/Hardware Providers. ILDC also competes with companies which produce software and other computer equipment that may be installed on a user's computer to permit voice communications over the Internet. The quality of communications with these products tend to be poor as they tend to use public Internet for the transmission of communication traffic. They also tend to require each user to have compatible software and hardware equipment. These companies include VocalTec, Netspeak and e-Net.

Many of ILDC's competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than ILDC has. As a result, certain of these competitors may be able to adopt more aggressive pricing policies which could hinder ILDC's ability to market ILDC's Internet-based voice services. ILDC believes that ILDC's key competitive advantages are ILDC's ability to deliver reliable, high quality voice service over the Internet in a cost-effective manner and the size and rapid growth of ILDC's network. ILDC cannot provide assurances, however, that this advantage will enable us or ILDC to succeed against comparable service offerings from ILDC's competitors.

Government Regulation

Regulation of IP Telephony - General. ILDC is a multinational telecommunications company subject to applicable laws and regulations in each of the jurisdictions in which it provides services. ILDC may also be affected indirectly by the laws of other jurisdictions that affect foreign carriers with which ILDC does business. Telephone service provided through the use of the Internet and private IP networks is a recent market development which ILDC believes is currently permitted under United States law, however, some foreign countries have laws or regulations that may prohibit voice communications over the Internet.

Regulation of IP Telephony - United States. The Federal Communications Commission (FCC) regulates communications, including information services and telecommunication services. Currently, Internet and IP Telephony services are not regulated by the FCC or any state agencies. ILDC believes that the IP communications services that ILDC provides constitute information services as opposed to the more highly regulated telecommunication services.

If the FCC were to determine that providers of Internet and IP telephony services are subject to FCC regulations as telecommunications services, the FCC may require these providers to be subject to traditional common carrier regulation, make universal service contributions, and/or pay excess charges. It is also possible that the FCC may adopt a regulatory framework other than traditional common carrier regulations which would apply to Internet and IP telephony providers. If any such regulations are adopted by the FCC, these regulations could materially adversely affect ILDC's business, financial condition, operating results and future prospects. ILDC cannot guarantee that ILDC's services will not be regulated in the future.

State regulatory authorities may also retain jurisdiction to regulate the provision of intrastate Internet and IP telephony services. Several state regulatory authorities have initiated proceedings to examine the regulation of such services. As well, in September 1998, two regional Bell operating companies advised Internet and IP telephony providers that they will impose excess charges on Internet and IP telephony traffic at some point in the future. Increased United States regulation of the Internet may slow its growth, particularly if other governments follow suit, which may negatively impact the cost of doing business over the Internet and materially adversely affect ILDC's business, financial condition, results of operations and future prospects.

Portions of ILDC's operations may still be subject to state or federal regulation, including regulation governing universal service funding, disclosure of confidential communications, copyright and excise tax issues.


Regulation of Telephony  Services - International.  The regulatory  treatment of
Internet and IP telephony outside of the United States varies widely from country to country. A number of countries that currently prohibit competition in the provision of voice telephony may also prohibit Internet and IP telephony. Other countries permit but regulate Internet and IP telephony. Some countries will evaluate proposed Internet and IP telephony service on a case-by-case basis and determine whether it should be regulated as a voice service or as another telecommunications service. Finally, in many countries, Internet and IP telephony has not yet been addressed by legislation or regulatory action.

ILDC may be subject to regulations in some foreign jurisdictions, or ILDC may be prohibited from providing its services or conducting its business in these foreign jurisdictions. ILDC's failure to qualify as a foreign corporation in a jurisdiction in which ILDC is required to do so or to comply with foreign laws and regulations could materially adversely affect ILDC's business, financial condition, operating results and future prospects, including the possibility of subjecting ILDC to taxes and penalties and/or by precluding ILDC from, or limiting ILDC in enforcing contracts in such jurisdictions. This holds true of ILDC's partners as well. ILDC cannot be certain that ILDC's partners either are currently in compliance with any such requirements, will be able to comply with any such requirements, and/or will continue to be in compliance with any such requirements. The failure of ILDC's partners to comply with such requirements could materially adversely affect ILDC's business, financial condition, operating results and future prospects.

Recently, IP Telephony service of one of ILDC's competitors was blocked in certain countries in Asia and the Middle East by government-controlled telecommunications companies. The Israel Minister of Communications has recently sent another competitor a letter requesting that it cease and desist terminating calls over the Internet in Israel. Although ILDC has not received any similar notices from these regulators and ILDC does not know specifically how these competitors operate in such countries or why they received such notices, there can be no assurance that such regulators or any other regulator may not block ILDC's service or send ILDC similar cease and desist orders in the future.

Proprietary Rights

The Company and ILDC regard their intellectual property rights, such as copyrights, trademarks, trade secrets, practices and tools, as important to the success of the Company. To protect their intellectual property rights, the Company intends to rely on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with employees, affiliates, clients, strategic partners, acquisition targets and others. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company intends to offer its services. The steps taken by the Company or ILDC to protect their intellectual property rights may not be adequate, third parties may infringe or misappropriate intellectual property rights or the Company may not be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, other parties may assert infringement claims against the Company or ILDC. Such claims, regardless of merit, could result in the expenditure of significant financial and managerial resources. Further, an increasing number of patents are being issued to third parties regarding Internet telephony processes. Future patents may limit the Company's ability to use processes covered by such patents or expose the Company to claims of patent infringement or otherwise require the Company to seek to obtain related licenses. Such licenses may not be available on acceptable terms. The failure to obtain such licenses on acceptable terms could have a negative effect on the Company's business.

The Company believes that ILDC's products, trademark, and other proprietary rights do not infringe on the proprietary rights of third parties.

Board of Directors of ILDC

ILDC is currently governed by its Board of Directors, which presently consists of the four (4) directors named below. The directors are elected annually by the stockholders and serve until their successors are duly elected. The following table sets forth as of December 31, 1999, the name, age, and position of each director of ILDC:

Name                        Age     Position             Director since:

Anthony Overman             41      Director               March 20, 1998
Leonard Overman, Sr.        70      Director               March 20, 1998
Leonard Overman, Jr.        46      Director               March 20, 1998
Viola Overman               69      Director               March 20, 1998

Employees

As of July 5, 2000, ILDC had 33 employees from offices in Atlanta, Georgia and Hertford, North Carolina. Additional sales and technical personnel are being added to meet the anticipated demand for ILDC's networking services. None of ILDC's current employees are covered by any collective bargaining agreement and ILDC has never experienced a work stoppage. ILDC considers its employee relations to be good. The Company believes its future success will depend in large part on its continuing ability to attract, train and retain highly skilled technical, sales, marketing and customer support personnel.

Facilities

ILDC's corporate headquarters are located in a 10,000 square foot ("sf") facility in Hertford, North Carolina. This facility's lease expires on October 1, 2001 with a base monthly rent of $ 5,000 per month. ILDC also rents a 2009 sf office space Atlanta, Georgia at $2,796 per month and rents an apartment on a month to month basis in Atlanta, Georgia at $ 1,330 per month. The lease in Hertford, North Carolina is leased by ACO Enterprises, Inc. an entity controlled by Anthony Overman.

The Company plans to open offices in Vancouver, British Columbia and in Denver, Colorado in the near future.

In January of 1999, ILDC purchased two vacant lots in Hertford, North Carolina to build an office building. ILDC continues to own the property but does not intend to develop the lots at this time.

Legal Proceedings

StarTouch International Ltd. has instituted an action against ILDC seeking repayment of a $2,067,407 promissory note ILDC issued to StarTouch International Ltd. in February 5, 2000 which was due on June 5, 2000 and remains unpaid, together with accrued interest of $67,959.57 (plus per diem interest from June 5, 2000), costs and post judgment interest. ILDC was served on July 6, 2000 and has not filed an answer to the complaint. An answer is due within 30 days from the date of service. To date ILDC has not raised, and may not have, any defenses to this lawsuit. ILDC is a party to another lawsuit alleging breach of contract and seeking damages in the principal amount of $679,071.39, together with accrued interest of $141,321.26 (with interest accruing at 1 1/2% per month from the date of filing (12/8/99)), costs and post judgment interest. ILDC has filed an Answer to the complaint denying any liability or obligation. ILDC has notice of one other potential claim which concerns a party who refused to convert its joint venture with ILDC into equity. Liability associated with this potential claim is not determinable at this time.

Selected Financial Data

The following selected financial data is obtained from the audited financial statements of ILDC, as of December 31, 1999, which are included elsewhere in Exhibit D to this Information Statement. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and attached financial notes.

In addition, the audited financials of ILDC as of and for the year ended December 31, 1999 ("Audited Financials") were issued when ILDC and the Company still contemplated a one step merger pursuant to the Reorganization Agreement. As discussed elsewhere in this Information Statement, the parties have terminated the Reorganization Agreement and re-structured the transaction as a two step transaction, the first step of which is the Share Exchange. To the extent the notes in the Audited Financials discuss the Reorganization Agreement or are otherwise inconsistent with the discussion of the Share Exchange in this Information Statement, readers should rely on disclosure in the Information Statement. In addition, Note 11 of the Audited Financials discusses an agreement between ILDC and BDR Consulting, Inc. ("BDR"). Since the date the Audited Financials were issued, the terms of the agreement between ILDC and BDR have changed significantly and Note 11 to the Audited Financials is no longer accurate. For a discussion of the current agreement between ILDC and BDR, readers should review Schedule 3.7 to the Share Exchange Agreement, which is included in this Information Statement as part of Exhibit B.


                                                         ILDC for Year Ended
                                                              12/31/99
                                                      -------------------------

                        Revenue                                $      174,494

                        Operating Expenses                      $   2,978,403

                        Gross Profit (Loss)                     ($  2,803,909)



                        Other Expenses                          $   4,922,790

                        Net Income (Loss)                       ($  7,726,699)

                        Total Assets                            $   3,331,243

                        Total Current Liabilities               $   4,736,368

Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations. Planned principal operations of ILDC commenced in March 1998, however, to this date ILDC has received limited revenues. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of the Company, ILDC and its activities from its inception through December 31, 1999 fall within the referenced guidelines. Accordingly, the Company has reported ILDC's activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

From its inception in March 1998 through December 31, 1999, ILDC sustained a net loss of approximately $7,685,699. These losses are expected to continue for a presently undetermined time. The Company's losses in 1999, independent of ILDC, were minimal due to lack of business operations.

Sales and Revenues. ILDC has derived (or intends to derive) revenues generally from sale of the products described above in this Information Statement. From inception through December 31, 1999, the Company's total revenue was $174,494. In order to increase revenue, ILDC has entered into distribution agreements with telecommunications companies who have established distribution into target markets. ILDC intends to establish a sales and marketing organization and attempt to develop strategic partner relationships with national companies and expand advertising and promotion. No assurances can be given that ILDC will be successful in these efforts. During the fiscal year ended December 31, 1999, 100% of the revenues of ILDC were generated through distribution arrangements with Airtime Technologies and Rubicon Technologies. There is no certainty that the distribution arrangements with these entities will continue.

Liquidity and Capital Resources. As of December 31, 1999, ILDC had net stockholders' deficit of $ 1,619,615, and accumulated losses during the development stage of $7,685,699. There can be no assurance that ILDC will be able to continue as a going concern or achieve material revenues or profitable operations. ILDC is dependent on the proceeds of the Private Placement(s) and sufficient cash flow from operations to meet its short-term and long-term liquidity needs. ILDC may require additional financing beyond the proceeds received in the Private Placements depending on the number of securities sold in the Private Placements and the amount of revenue derived from operations. In this event, no assurances can be given that such financing will be available in the amount required or, if available, that it can be on terms satisfactory to ILDC.

The maximum proceeds of the Private Placements are intended to be used to provide ILDC with the necessary capital to maintain and expand its operations for a period of 12 months when ILDC expects to achieve cash flow from operations, although no assurances can be given in this regard.

Year 2000 Update. Even though the date is now past January 1, 2000 and ILDC has not experienced any immediate adverse impact on ILDC's operations from the transition to the Year 2000, ILDC cannot provide complete assurance that ILDC's operations have not been affected in a manner that is not yet apparent or that will arise in the future. In addition, computer programs that were date sensitive to the Year 2000 may not have been programmed to process the Year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, ILDC will continue to monitor ILDC's Year 2000 compliance and the Year 2000 compliance of ILDC's agents. However, ILDC anticipates no Year 2000 problems that are reasonably likely to have a material adverse effect on ILDC's operations.

Risks Related to ILDC

The following is a summary of some of the risk factors which may have an impact on ILDC's business efforts:

ILDC has a limited operating history in a new and rapidly changing industry. ILDC commenced operations in March 1998. Accordingly, ILDC has only a limited operating history on which an evaluation of its prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the Internet based voice service industry. Significant on-going risks include ILDC's ability to:

o expand  its  subscriber  base and  increase  subscriber  revenues,
o  compete favorably in a highly competitive market,
o access sufficient capital to support its growth,
o recruit,  train and retain qualified  employees,
o introduce new products and services, and
o upgrade network systems and infrastructure.

ILDC cannot be certain that it will successfully address any of these risks. In addition, its business is subject to general economic conditions, which may not be favorable for ILDC's business in the future.

ILDC has significant liability associated with a lawsuit. As discussed in "Legal Proceedings" elsewhere in this Information Statement, ILDC has been sued by StarTouch International, Ltd. ("StarTouch") for over $2 million. If the court determines that ILDC is liable to StarTouch as asserted in the lawsuit, ILDC will have to use significant amounts of capital to pay its obligations to StarTouch. ILDC may also incur significant legal fees and expenses in defending the lawsuit, if legal defenses are available. It is possible that ILDC will never have sufficient capital to pay amounts owed to StarTouch. It is also possible, that after paying amounts owed to StarTouch, ILDC will not have sufficient funds to pursue its business plan. Accordingly, the StarTouch litigation may have a material adverse effect on ILDC's financial condition, results of operations and prospects.

ILDC has not been profitable and expect future losses. ILDC has incurred net losses of $ 7,685,699 from inception through December 31, 1999. ILDC has not achieved profitability in any quarterly or annual period since inception and expects to continue to incur net losses for the foreseeable future. Although revenues have grown in recent quarters, ILDC cannot be certain that it will be able to sustain these growth rates or that it will obtain sufficient revenues to achieve profitability. Even if ILDC does achieve profitability, it cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future. ILDC expects that costs and expenses will continue to increase in future periods, which could negatively affect future operating results.

ILDC Could Be  Required  to Cut Back or Stop its  Operations  If it Is Unable to
Obtain Needed Funding. ILDC will need to raise additional capital to run its business, repay indebtedness incurred in connection with upgrading its facilities, fund anticipated expansions and meet pre-existing cash obligations through the end of the third quarter of 2000. Should ILDC be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that ILDC will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

Ability of ILDC to Implement its Business Strategy. Although ILDC intends to pursue a strategy of aggressive marketing of its network, implementation of this strategy will depend in large part on its ability to: (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to its customers;
(iii) obtain adequate financing on favorable terms to fund its business strategies; (iv) maintain appropriate procedures, policies, and systems; and (v) continue to operate with increasing competition. The inability of ILDC to obtain or maintain any or all of these factors could impair its ability to successfully implement its business strategy, which could have a material adverse effect on the results of operations and financial condition of ILDC.


Dependence on Key Personnel. The future success of ILDC will depend on the service of key personnel and, additionally, its ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the areas of the activities of ILDC, and there can be no assurance that ILDC will be able to attract and retain personnel necessary for the development of the business of ILDC. Because of the intense competition, there can be no assurance that ILDC will be successful in adding personnel if needed to satisfy its staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on ILDC. ILDC is dependent on the efforts and abilities of its management. The loss of various members from management could have a material adverse effect on the business and prospects of ILDC. There can be no assurance that upon the departure of key personnel from the service of ILDC that suitable replacement personnel will be available.

A Market for ILDC's Services May Not Develop. There can be no assurance that the VOIP or other high speed data transmission services developed by ILDC, or any other product subsequently developed by ILDC, will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit ILDC to recover start-up and other associated costs. Failure of the VOIP protocol or other proprietary software products developed by ILDC or any other products of ILDC to achieve or sustain market acceptance could have a material adverse effect on the business, financial condition, and results of operations of ILDC.

If ILDC Fails to Create and Maintain Strategic Relationships with International Carriers its Revenues Will Decline. ILDC's success depends in part on its ability to maintain and develop relationships with international carriers. The quality of these relationships and the ability of these carriers to market services effectively directly affects ILDC's revenue. ILDC has been pursuing joint ventures and business opportunities with new and emerging carriers in foreign markets. These transactions commonly involve certain risks, including, among others, that a strategy or business direction change from a major carrier could have a significant short term impact on ILDC's revenue. The new and emerging carriers may not acquire as much business as projected due to market competition or other factors, which could lead them to reduce its business with ILDC. If ILDC is not able to find suitable carriers operating in attractive markets, it may not be able to enter those markets on a cost-effective basis.

Decreasing Telecommunications Rates May Diminish or Eliminate the Competitive Pricing Advantage of IP Telephony Communication Services. Decreasing telecommunications rates may diminish or eliminate the competitive pricing advantage of ILDC's enhanced IP communications services and carrier transmission services. International and domestic telecommunications rates have decreased significantly over the last few years in most of the markets in which ILDC operates, and ILDC anticipates that rates will continue to be reduced in all of the markets in which ILDC does business or expect to do business. Users who select IP communications services to take advantage of the current pricing differential between traditional telecommunications rates and IP telephony rates may switch to traditional telecommunications carriers as such pricing differentials diminish or disappear, and ILDC will be unable to use such pricing differentials to attract new customers in the future. In addition, ILDC's ability to market its carrier transmission services to telecommunications carriers depends on the existence of spreads between the rates offered by ILDC and the rates offered by traditional telecommunications carriers, as well as a spread between the retail and wholesale rates charged by the carriers from which ILDC obtains wholesale service. Continued rate decreases will require ILDC to lower its rates to remain competitive and will reduce or possibly eliminate ILDC's gross profit from its carrier transmission services. If telecommunications rates continue to decline, ILDC may lose users for its enhanced IP communications services and carrier transmission services.

Rapid Technological Change in Telecommunications Industry Could Reduce the Demand for ILDC's Services. The telecommunications industry is subject to rapid and significant changes in technology that may adversely affect the continued use of IP telephony services. In addition, widely accepted standards have not yet developed for the technologies ILDC uses. ILDC expects that new services and technologies will emerge in the market in which ILDC competes. These new services and technologies may be superior to the services and technologies that ILDC uses, or these new services may render ILDC's services and technologies obsolete. To be successful, ILDC must adapt to a rapidly changing market by continually improving and expanding the scope of services it offers and by developing new services and technologies to meet customer needs. ILDC's success will depend, in part, on ILDC's ability to license leading technologies and respond to technological advances and emerging industry standards on a cost-effective and timely basis. ILDC will need to spend significant amounts of capital to enhance and expand its services to keep pace with changing technologies. ILDC cannot predict the likelihood of these changes and cannot assure you that any technological changes will not materially and adversely affect ILDC's business and operating results.

Licenses and Consents. Although management believes that ILDC has all rights necessary to use its intellectual property, the utilization or other exploitation of the products and services developed by ILDC might require ILDC to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to the products and technologies of ILDC. In the event ILDC is unable, if so required, to obtain any necessary license or consent on terms which management of ILDC considers to be reasonable, ILDC may be required to cease developing, utilizing, or exploiting products or technologies affected by those copyrights or similar rights. In the event ILDC is challenged by the holders of such copyrights or other similar rights, there can be no assurance that ILDC will have the financial or other resources to defend any resulting legal action, which could be significant.

Uncertainties Associated with Patents and Proprietary Rights. The success of ILDC may depend in large part on its ability to obtain patents for its technologies and products, if any, resulting from the application of such technologies, to defend patents once obtained and to maintain trade secrets, both in the United States and in foreign countries. The success of ILDC will also depend upon avoiding the infringement of patents issued to competitors. There can be no assurance that ILDC will be able to obtain patent protection for products based upon the technology of ILDC. Moreover, there can be no assurance that any patents issued to ILDC will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to ILDC. Litigation, which could result in substantial cost to ILDC, may be necessary to enforce the patent and license rights of ILDC or to determine the scope and validity of its and others' proprietary rights.

Lack of Marketing Experience. ILDC has no significant experience in the sales or marketing of the ILDC network. There can be no assurance that ILDC will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

Marketing Efforts; Limited Sales Force. ILDC may sell the ILDC network principally through salespersons and agents, and may use only a very limited number of salespeople in certain of its markets. There can be no assurance that ILDC would be able to successfully establish other methods of marketing and sales of its products should it become necessary or desirable in the future. ILDC may market its product through independent distributors over which ILDC has no control, who may also represent products of other companies.

ILDC's Business Is Exposed to Regulatory, Political and Other Risks Associated with International Business. ILDC conducts a significant portion of its business outside the U.S. and accordingly derives a portion of its revenues and accrues expenses in foreign currencies. Fluctuations in foreign currency exchange rates may affect ILDC's results of operations and the value of ILDC's foreign assets, which in turn may adversely affect reported earnings and the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which ILDC and foreign competitors sell products in the same market. In addition, changes in the value of the relevant currencies may affect the cost of items required in ILDC's operations. Accordingly, ILDC's results of operations may be materially affected by international events and fluctuations in foreign currencies. ILDC does not employ foreign currency controls or other financial hedging instruments.

ILDC may be subject to foreign regulatory authorities governing communications and Internet services as it seeks to market the ILDC network outside the United States. Whether or not the ILDC network is subject to FCC regulation or other regulation in the United States, approval of the ILDC network by regulatory authorities of foreign countries may need to be obtained prior to the commencement of marketing ILDC's services in those countries. The approval process varies from country to country and the time required may be significant. There can be no assurance that any foreign regulatory agency will approve ILDC or any product or services submitted for review by ILDC.

The Loss of Key Personnel Could Weaken ILDC's Technical and Operational Expertise, Delay Entry into New Markets and Lower the Quality of its Service. ILDC's success depends on the continued efforts of its senior management team and its technical, marketing and sales personnel. ILDC also believes that to be successful it must hire and retain highly qualified engineering personnel. Competition in the recruitment of highly qualified personnel in the telecommunications industry is intense. Hiring employees with the skills and attributes required to carry out its strategy can be time consuming. ILDC may not be able to retain or successfully integrate existing personnel or identify and hire additional qualified personnel. If ILDC loses the services of key personnel or is unable to attract additional qualified personnel, its business could be materially and adversely affected. ILDC does not have key-man life insurance. ILDC initiates and maintains its relationships with foreign carriers in its targeted markets through the combined efforts of its senior management team. ILDC believes that its success in entering into operating agreements with its foreign partners is due largely to its reputation along with personal relationships which its senior management team have developed with the appropriate officials at foreign carriers.

ILDC May Be Liable for Violations of Federal and State Securities Laws. ILDC previously entered into joint venture and profit sharing agreements with various investors. These investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. Each investor received one share of the common stock for every $5.00 invested through these joint venture or profit sharing agreements. ILDC issued approximately 1,249,350 shares of stock on April 30, 2000 in connection with this conversion. Due to potential violations of federal and state securities laws requiring rescission of securities in certain circumstances, as a result of these conversions ILDC may offer rescission rights to all such investors and re-offer shares of ILDC under a separate offering to these investors. To the extent any investors exercise rescission rights and elect not to continue their investment in ILDC, ILDC will be required to return subscription funds to such investors, with interest. Investors of ILDC who did not accept the rescission offer, either because they affirmatively reject it or because they fail to respond to it, may still attempt to assert claims against ILDC relating to non-compliance with the securities laws. ILDC cannot predict with certainty that those claims will be barred by any rescission offer conducted by ILDC because the legal effect of the rescission offer is uncertain. To the extent those claims are brought and result in judgments for damages, ILDC's business, financial condition and results of operation could all be adversely affected. Even if ILDC is successful in defending those claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management. At this point, ILDC cannot quantify the dollar amount of the ILDC shares held by persons who will accept or reject any such rescission offer. Therefore, ILDC cannot quantify the potential continuing liability until completion of any such rescission offer. $6,065,584 represents the amounts invested in ILDC through the joint venture and profit sharing agreements. There can be no assurance that the Company or ILDC will have sufficient capital to pay any amounts owed to investors or otherwise expended in defending claims, in each case related to the matters discussed above. This discussion is not an assertion by the Company or an admission by ILDC that ILDC did not comply with the registration or disclosure requirements of applicable federal and state securities laws.

Because ILDC Does Not Have Sufficient Liquid Assets to Fund the Rescission Offer If it Is Accepted by All Holders of ILDC Shares Who May Be Entitled to Recission, ILDC May Be Required to Incur Additional Debt or Sell Assets to Fund the Rescission Offer. If all or a material number of ILDC investors who may have a right to rescission accept any subsequent rescission offer, ILDC will have to borrow funds or liquidate assets to pay off those investors. ILDC has approximately $200,000 in current assets that could be used to fund the rescission offer without materially and adversely affecting ILDC' operations or financial condition. This discussion is not an assertion by the Company or an admission by ILDC that ILDC did not comply with the registration or disclosure requirements of applicable federal and state securities laws.

Material Terms of the Common Stock of ILDC

The authorized capital stock of ILDC consists of 11,000,000 shares of Common Stock with a par value of $1.00 per share. ILDC has no other authorized classes of stock. On June 30, 2000, ILDC had 5,500,000 shares issued and outstanding held by 389 stockholders of record. There is no trading market for the shares of common stock of ILDC. All shares of the common stock of ILDC are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidation rights.

Forward-looking Statements

Certain statements included in this Information Statement regarding the Company and ILDC which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of the Company and ILDC after the Share Exchange. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of ILDC's sales strategies, market acceptance of ILDC's products and services, ILDC's ability to obtain a larger number and size of contracts, the timing of contract awards, work performance and customer response, the impact of competitive products and pricing, and technological developments by ILDC's competitors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.


                              ELECTION OF DIRECTORS
                              ---------------------

The current director and officer of the Company will resign his positions with the Company at the closing of the Share Exchange and three new directors will be elected by the stockholders pursuant to this Information Statement. All of the information set forth in this Section regarding the "Election of Directors" pertains to those executives of ILDC who will become directors and officers of the Company on the closing of the Share Exchange. Information regarding the current officer and director of the Company is set forth in the Form 8-K dated May 18, 2000 on file with the Securities and Exchange Commission on Edgar.

Information Concerning Nominees

The following nominees of ILDC are expected to become executive officers and directors of the Company at the closing of the Share Exchange.

 ---------------------------- -------- -----------------------------------------
 Name                           Age    Expected Position with Company
 ---------------------------- -------- -----------------------------------------
 Mark Sampson                   45     Chairman and Chief Executive Officer and
                                       Director
 ---------------------------- -------- -----------------------------------------
 Anthony Overman                41     President and Director
 ---------------------------- -------- -----------------------------------------
 Don Spears                     51     Director
 ---------------------------- -------- -----------------------------------------

The following describes the principal occupation of each officer and director of the Company for the previous five years:

Mr. Mark Sampson - Chairman and Chief Executive Officer. Mr. Sampson brings twelve years of executive experience in telecommunications and information technology to ILDC. Prior to joining ILDC, he was Senior Vice President and General Manager of Data Services for AT&T Canada (formerly MetroNet Communications), where he was responsible for building its data and Internet businesses from inception to $80 million in annual revenue. From 1994 to 1998, Mr. Sampson served as Vice President and General Manager for Telus (formerly BC Tel Advanced Communications), where he developed the unregulated ATM based data and Internet business from start-up to $75 million in annual revenue. From 1992 to 1994, he served as Chief Operating Officer of Cue Data West, providing banking applications and high speed managed networks to the financial community. Mr. Sampson is a director of the Colorado Internet and Telecom Alliance (CITA). He studied business at Dalhousie University and is a graduate of the University of British Columbia's sales and marketing executive program (SME)

Mr. Anthony Overman - President. Mr. Overman is the founder of ILDC. From March 1998 to the present, he has been responsible for the development of ILDC's business from inception. Mr. Overman has been responsible for supervising the VOIP network design and construction, negotiating business transactions, building the executive management team and all other aspects of ILDC to date. Prior to undertaking the development of ILDC, Mr. Overman was involved in several entrepreneurial enterprises, including security systems, energy management systems and smarthouse designs. Mr. Overman is active in World Missions and charitable organizations. As President of ILDC, Mr. Overman will be involved with overall management, oversight and business development activities.

Mr. Donald M. Spears - Director. Mr. Spears graduated from the University of Arkansas School of Law in 1975 after obtaining his B.A from Ouachita Baptist University. He specializes in Commercial Transactions, Banking and Business Litigation as well as Real Estate Law. He served as a Director of the Arkansas Development Finance Authority and as Juvenile Judge for Hot Springs County, Arkansas. Mr. Spears has served on the board of several private entities, including Chairman of PC Interface, Inc., a banking technology company, President of Westridge Development Company and as Chairman of Worldlynx, Inc., an Internet Service Provider. He is a member of the Arkansas Bar Association, the American Bar Association and the American Trial Lawyers Association. Residing in Little Rock, Mr. Spears married in 1970, and has two children.

The term of office of each director is one year or until his successor is elected at the annual meeting of the Company and qualified. The term of office for each officer of the Company is at the pleasure of the Board of Directors. The Board of Directors has no nominating, audit or compensation committee. Except for the terms of the Share Exchange Agreement, there are no arrangements or understandings between any of the officers or directors and any other persons pursuant to which such officer or director was selected as an officer or director.

Executive Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. No executive officer received cash compensation from the Company in excess of $50,000 in the prior three years ended December 31, 1999. There are no bonus or deferred compensation plans, pension, stock option or other compensatory plans currently maintained by the Company. Additionally, the Company is not a party to any other compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named above which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

The   Company's   Board  of  Directors   has  complete   discretion  as  to  the
appropriateness of:

o        key-man life insurance,
o        obtaining officer and director liability insurance,
o employment contracts with and compensation of executive officers and directors,
o        indemnification contracts,  and
o bonuses and incentive plans to award executive officers and key employees.

The following table sets forth the annual salary for each executive officer of the Company, through its subsidiary ILDC, which will be in effect as of the Closing of the Share Exchange:

                                                                                               Annual Salary
         Name                           Office                                                 2000 (projected)(1)
         ------------------------------ ------------------------------------------------------ ---------------------
         Mark Sampson                   Chief Executive Officer                                $ 250,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Anthony Overman                President                                              $ 150,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Leonard Overman, Jr.           Vice President                                         $ 104,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Emerson Overman                Chief of Operations                                    $ 104,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Reginald Ibison                Chief Technical Officer                                $ 140,000
         ------------------------------ ------------------------------------------------------ ---------------------
         William R. Neale               Vice President Marketing                               $ 144,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Ralph Proceviat                Chief Financial Officer                                $ 144,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Darren Dumba                   Vice President Sales and Operations                    $ 144,000
         ------------------------------ ------------------------------------------------------ ---------------------
(1)      The definitive compensation of the Company's officers will be determined by the Board of Directors of the Company.

The Company, through ILDC intends, to enter into employment agreements with the individuals set out in the above table. It is anticipated that each will also be entitled to the following: major medical health benefits; indemnification from any claim or law suit which may be asserted against him when acting in his official capacity for ILDC or the Company provided that said indemnification is not in violation of any federal or state law or rule or regulation of the Securities and Exchange Commission; and options to purchase shares of the Common Stock of the Company pursuant to the stock option plan described below.

Board of Directors Report on Executive Compensation

The Company's Board of Directors will appoint an executive compensation committee which will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company and ILDC following the closing of the Share Exchange. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals.

In the future, executive compensation may include without limitation cash bonuses, stock option grants pursuant to the stock option plan described below and stock award grants. In addition, the Company may set up a pension plan or similar retirement plans.

Stock Options

There are currently no stock options outstanding. However, the Board of Directors and Majority Stockholders have adopted and approved an incentive stock option plan (the "Plan") providing for the granting of stock options to officers, directors, employees and key consultants of the Company and its subsidiaries or affiliates. It is expected that the shares available for issuance under the stock option plan will be registered on Form S-8 with the Securities and Exchange Commission following the closing of the Share Exchange. (See "2000 STOCK OPTION PLAN" below for further details.)

Familial Relationships

Anthony Overman, Emerson Overman and Leonard Overman, Jr., are sons of Leonard Overman, Sr. and Viola Overman. Leonard Overman, Sr. and Viola Overman are husband and wife.

Indemnification

Article Fifteen of the Company's Certificate of Incorporation provides for it to indemnify any and all directors and officers whom it shall have power to indemnify under Section 78.751 of the Nevada Revised Statutes from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. The indemnification provided for is not exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office. Indemnification available to the Company's directors and officers under the Certificate of Incorporation continues as to a person who has ceased to be a director of officer and inures to the benefits of the heirs, executors and administrators of such a person. The Company has been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

                             2000 STOCK OPTION PLAN
                             ----------------------

General.

The Board of Directors and Majority Stockholders have adopted and approved a stock option plan (the "Plan"). The purpose of the Plan is to enable the Company to offer its officers, directors, employees, consultants and advisors performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plan an aggregate of 3,000,000 shares of Common Stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. In addition, awards of or rights to purchase shares of the Company's Common Stock ("Stock Rights") may be granted under the Plan. A copy of the Plan is attached as Exhibit E.

Administration.

The Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). The Administrator, subject to the terms and conditions of the Plan, has authority to:

o    select the persons to whom options and Stock Rights are to be granted;
o determine the number of shares of Common Stock to be covered by each option and Stock Right granted;
o    approve forms of option  agreements for use under the Plan;
o    determine the terms and  conditions of any option or Stock Right;
o reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such option or Stock Right has declined since the date the option or Stock Right was granted;
o    institute  an option  exchange  program;
o    interpret the Plan and awards  granted  under the Plan;
o prescribe, amend and rescind rules and regulations relating to the Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
o    modify or amend each option or Stock Right issued;
o allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld;
o authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and
o make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options.


Non-statutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees.
Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock plus options to purchase up to an additional 1,000,000 shares of Common Stock in connection with such employee's initial commencement of service to the Company.

Terms and Conditions of Options.

Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

o Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.
o Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.
o Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.
o Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

o Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.
o Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.
o Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.
o Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.
o Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.


Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right will be subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give the Company a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization.

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company affected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a merger, sale or Share Exchange of the Company into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan.

The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences of Options

Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:

o    the fair market value of the shares at the date of the option exercise; or
o    the sale price of the shares.

Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock on the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

The foregoing is only a summary of the effect of federal income taxation on optionees and the Company with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.


                             INDEPENDENT ACCOUNTANTS
                             -----------------------

The Company's  current auditor is the Salt Lake City firm of Andersen Andersen &
Strong.   During  the  past  two  years  there  have  been  no  changes  in,  or disagreements with, accountants on accounting and/or financial disclosure.


                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                     INCORPORATION OF DOCUMENTS BY REFERENCE
                     ---------------------------------------

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed by the Company pursuant to the Securities Exchange Act of 1934: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000; and (iii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                  Old Night, Inc.
                  c/o Venture Law Corporation
                  618 - 688 West Hastings Street
                  Vancouver, British Columbia V6B 1P1
                  Telephone No.: (604) 659-9188

You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.
                                       28